UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2025
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 7, 2025, The Trade Desk, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On August 2, 2025, the Company’s Board of Directors (the “Board”) appointed Omar Tawakol to the Board as a Class II director, effective August 11, 2025. Mr. Tawakol was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from seven (7) directors to eight (8) directors.
As a result of his appointment to the Board, Mr. Tawakol will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Mr. Tawakol will be entitled to receive annual compensation of $50,000 for his service on the Board. Additionally, pursuant to the Program and under the Company’s 2025 Incentive Award Plan, Mr. Tawakol will be eligible to receive (i) an initial equity grant valued at $290,000, which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will generally vest in substantially equal quarterly installments over the three-year period following the grant, and (ii) an annual equity grant of $290,000, prorated from the date of appointment to the Company’s next annual meeting of stockholders, which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will vest in full on the date of the Company’s next annual meeting of stockholders. The Company will also enter into an indemnification agreement with Mr. Tawakol in substantially the same form entered into with the other directors of the Company.
There are no arrangements or understandings between Mr. Tawakol, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Tawakol was selected as a director. Mr. Tawakol currently serves as the chief executive officer of Rembrand, Inc., a software technology company specializing in virtual product ads in which the Company holds less than 2% of the ownership interest following an approximate $1.0 million investment by the Company during the year ended December 31, 2024. Mr. Tawakol is otherwise not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Tawakol has no family relationship with any director or executive officer of the Company. Mr. Tawakol has not been appointed to serve on any committee of the Board. A copy of the press release announcing Mr. Tawakol’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of the Company, dated August 7, 2025.
99.2	Press release of the Company, dated August 7, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: August 7, 2025	By:	/s/ Laura Schenkein
Laura Schenkein
Chief Financial Officer (Principal Financial and Accounting Officer)